UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2017

NEXUS BIOPHARMA, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-53207	75-3267338
(State or other jurisdiction of incorporation)	(CommissionFile Number)	(IRS Employer Identification No.)

JLABS @ TMCx 2450 Holcombe Blvd., Suite J Houston TX	77021
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (832)758-7488

_________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      .  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      .  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      .  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      .  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

Nexus BioPharma, Inc. (the “Company”) prepared an investor presentation to be used in certain investor meetings, beginning May 17, 2017. The presentation included a power point presentation in the form attached hereto as Exhibit 99.1.

This information is “furnished” and not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section. It may only be incorporated by reference in another filing under the Securities Exchange Act of 1934 or the Securities Act of 1933 only if and to the extent such subsequent filing specifically references the information incorporated by reference herein.

All statements in this report that do not directly and exclusively relate to historical facts constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements represent the Company’s intentions, plans, expectations and beliefs, and are subject to risks, uncertainties and other factors many of which are outside the Company’s control. These factors could cause actual results to differ materially from such forward-looking statements. For a written description of these factors, see the section titled “Risk Factors” in the Company’s Form 10-K for the fiscal year ended February 28, 2016 and any updating information in subsequent SEC filings.  The Company disclaims any intention or obligation to update these forward-looking statements whether as a result of subsequent event or otherwise, except as required by law.

Item 9.01 Financial Statements and Exhibits.

See Exhibit Index.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXUS BIOPHARMA INC.

Date: May 17, 2017	By:	/s/ Warren Lau
Warren Lau

Exhibit Index

Exhibit No.	Description

99.1	Investor Presentation